                                                               EXHIBIT 3.60

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
     DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

          "KKBT LICENSE CORP.", A DELAWARE CORPORATION,

          WITH AND INTO "CHANCELLOR MEDIA LICENSEE COMPANY" UNDER THE NAME OF "CHANCELLOR MEDIA LICENSEE COMPANY", A CORPORATION
     ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTH DAY OF
     JULY, A.D. 1998, AT 4 O'CLOCK P.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                               [SEAL]   /s/ Edward J. Freel
                                        ------------------------------------
                                        Edward J. Freel, Secretary of State

                                                  AUTHENTICATION:   9188212

                                                            DATE:   07-10-98

                             CERTIFICATE OF MERGER
                                       OF
                               KKBT LICENSE CORP.
                                      INTO
                       CHANCELLOR MEDIA LICENSEE COMPANY


          The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


     NAME                               STATE OF INCORPORATION
     ----                               ----------------------
     KKBT License Corp.                       Delaware
     Chancellor Media Licensee Company        Delaware

          SECOND: That a Plan and Agreement of Merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: That the name of the surviving corporation is Chancellor Media Licensee Company.

          FOURTH: The Certificate of Incorporation of Chancellor Media Licensee Company shall be the Certificate of Incorporation of the surviving corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

          FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 433 E. Las Colinas Blvd., Suite 1130, Irving, Texas 75039.

          SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

Dated:  July 8, 1998


                                   CHANCELLOR MEDIA LICENSEE COMPANY


                                   By: /s/ Andrea Hulcy
                                       --------------------------------------
                                       Andrea Hulcy
                                       Vice President and Assistant Secretary

                             CERTIFICATE OF MERGER
                                       OF
                               KKBT LICENSE CORP.
                                      INTO
                       CHANCELLOR MEDIA LICENSEE COMPANY


          The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

     NAME                                         STATE OF INCORPORATION
     ----                                         ----------------------
     KKBT License Corp.                                  Delaware
     Chancellor Media Licensee Company                   Delaware

          SECOND: That a Plan and Agreement of Merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: That the name of the surviving corporation is Chancellor Media Licensee Company.

          FOURTH: The Certificate of Incorporation of Chancellor Media Licensee Company shall be the Certificate of Incorporation of the surviving corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

          FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 433 E. Las Colinas Blvd., Suite 1130, Irving, Texas 75039.

          SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

Dated:_____________, 1998

                                     CHANCELLOR MEDIA LICENSEE COMPANY


                                     By:  /s/ Andrea Hulcy
                                          --------------------------
                                          Andrea Hulcy
                                          Vice President and Assistant Secretary

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGES:

     "CHANCELLOR COMMUNICATIONS OF SACRAMENTO LICENSEE, INC.", A DELAWARE CORPORATION,

     WITH AND INTO "CHANCELLOR BROADCASTING LICENSEE COMPANY" UNDER THE NAME OF "CHANCELLOR BROADCASTING LICENSEE COMPANY", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF DECEMBER, A.D. 1995, AT 11:31 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                             /s/ Edward J. Freel
                               [SEAL]        -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:      7735508

                                                       DATE:      12-05-95

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated November 16, 1995, by and between Chancellor Communications of Sacramento Licensee, Inc., a Delaware corporation ("Sacramento Licensee"), and Chancellor Broadcasting Licensee Company, a Delaware corporation ("Broadcasting Licensee"). Sacramento Licensee and Broadcasting Licensee are sometimes herein collectively referred to as the "Constituent Corporations."

                                   RECITALS:

     WHEREAS, the Constituent Corporations desire to consolidate by means of a merger (the "Merger") of Sacramento Licensee with and into Broadcasting Licensee, with Broadcasting Licensee as the surviving corporation in such Merger, all in accordance with the provisions of this Agreement; and

     WHEREAS, the respective Boards of Directors and stockholders of Sacramento Licensee and Broadcasting Licensee have approved this Agreement and the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Sacramento Licensee shall be merged with and into Broadcasting Licensee as of the Effective Time (as hereinafter defined). Following the Merger, the separate existence of Sacramento Licensee shall cease, and Broadcasting Licensee shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

     SECTION 1.2. Effect of the Merger. The Merger shall have the affects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.3. Certificate of Incorporation of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the Certificate of Incorporation of Broadcasting Licensee shall be the Certificate of Incorporation of the Surviving Corporation.

     SECTION 1.4. Bylaws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the Bylaws of Broadcasting Licensee shall be the Bylaws of the Surviving Corporation.

     SECTION 1.5. Board of Directors and Officers of the Surviving Corporation. At the Effective Time, the Board of Directors of Broadcasting Licensee shall be the Board of Directors of the Surviving Corporation.

     SECTION 1.6. Effective Time of the Merger. The Constituent Corporations will cause a copy of this Agreement and such other documents as are required by the DGCL to be duly filed with the Secretary of State of the State of Delaware on the date of the issuance of a final order from the Federal Communications Commission approving the transactions contemplated by the Merger or as soon thereafter as practicable. The Merger shall become effective upon the filing of such certificate of merger and such other documents as are required to be filed by the DGCL (the time of such filing being the "Effective Time").

                                   ARTICLE II

                              CONVERSION OF SHARES

     SECTION 2.1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

        (a) Broadcasting Licensee Capital Stock. The issued and outstanding shares of common stock, par value $.01 per share, of Broadcasting Licensee, all of which are held by Chancellor Broadcasting Company, shall remain outstanding following the Merger.

        (b) Cancellation of Sacramento Licensee Capital Stock. All shares of common stock, par value $.01 per share, of Sacramento Licensee that are issued and outstanding shall be cancelled and no consideration shall be delivered in exchange therefor.


                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1. Amendment and Modification. This Agreement may be terminated, amended, modified or supplemented by a written instrument signed by the parties hereto and, as applicable, approved by action taken by their respective Boards of Directors, at any time, but no amendment, modification or supplement shall be made which by law requires further approval by the stockholders of the Constituent Corporations without such further approval.

     SECTION 3.2. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     SECTION 3.3. Parties in Interest. This Agreement shall be binding upon and inure only to the benefit of each party hereto, and, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 3.4. Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Delaware applicable to contracts made and to be performed wholly within such state, and the parties hereto submit to the jurisdiction of the courts of the State of Delaware in any action or proceeding arising out of or relating to this Agreement.

          SECTION 3.5 Counterparts. This Agreement may be executed in one or more separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 3.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 3.7 Entire Agreement. This Agreement is intended by the parties to be a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.



                                   CHANCELLOR COMMUNICATIONS OF
                                   SACRAMENTO LICENSEE, INC.

                                   By: /s/ Steven Dinetz
                                       ------------------------
                                   Name: Steven Dinetz
                                         ----------------------
                                   Title: President & Secretary
                                          ---------------------



                                   CHANCELLOR BROADCASTING LICENSEE
                                   COMPANY

                                   By: /s/ Steven Dinetz
                                       ------------------------
                                   Name: Steven Dinetz
                                         ----------------------
                                   Title: President & Secretary
                                          ---------------------

                         CERTIFICATE OF THE SECRETARY
                                      OF
            CHANCELLOR COMMUNICATIONS OF SACRAMENTO LICENSEE, INC.


        I, Steven Dinetz, the Secretary of Chancellor Communications of Sacramento Licensee, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President, was duly approved and adopted by the Written Consent of The Sole Stockholder of Chancellor Communications of Sacramento Licensee, Inc. dated as of August 31, 1995.

        WITNESS my hand this 16th day of November, 1995.


                                   /s/ STEVEN DINETZ
                                   -----------------
                                   Steven Dinetz,
                                   Secretary

                          CERTIFICATE OF THE SECRETARY
                                       OF
                    CHANCELLOR BROADCASTING LICENSEE COMPANY


        I, Steven Dinetz, the Secretary of Chancellor Broadcasting Licensee Company, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President, was duly approved and adopted by the Written Consent of The Sole Stockholder of Chancellor Broadcasting Licensee Company dated as of August 31, 1995.

        WITNESS my hand this 16th day of November, 1995.


                                   /s/ STEVEN DINETZ
                                   -----------------
                                   Steven Dinetz,
                                   Secretary

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHANCELLOR BROADCASTING LICENSEE COMPANY", CHANGING ITS NAME FROM "CHANCELLOR BROADCASTING LICENSEE COMPANY" TO "CHANCELLOR MEDIA LICENSEE COMPANY", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 1997, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                                    [SEAL]   /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:    8712950

                                                       DATE:    10-21-97

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    CHANCELLOR BROADCASTING LICENSEE COMPANY

       Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, Chancellor Broadcasting Licensee Company ("Corporation"), a Delaware corporation hereby certifies that:

       1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

          FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

                      "CHANCELLOR MEDIA LICENSEE COMPANY"

       2. The Board of Directors and Shareholders of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

       IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Omar Choucair, its Vice President, on this 17th day of October, 1997.




                                        CHANCELLOR BROADCASTING LICENSEE
                                        COMPANY, a Delaware Corporation




                                        By: /s/ OMAR CHOUCAIR
                                           ------------------------------
                                        Name: Omar Choucair
                                        Title: Vice President

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CHANCELLOR BROADCASTING LICENSEE COMPANY", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 1994, AT 1:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                                      /s/ William T. Quillen
                         [SEAL]       -----------------------------------------
                                      William T. Quillen, Secretary of State

2409237  8100                         AUTHENTICATION:            7147581

944106348                                       DATE:            06-13-94

                          CERTIFICATE OF INCORPORATION
                                       OF
                    CHANCELLOR BROADCASTING LICENSEE COMPANY

     I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:

     FIRST: The name of the Corporation is Chancellor Broadcasting licensee Company.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock.

     FIFTH: The name of the incorporator of the Corporation is R. Jay Tabor, and the mailing address of such incorporator is 100 Crescent Court, Suite 1300, Dallas, Texas 75201.

     SIXTH: The number of directors constituting the initial board of directors is one, and the name and mailing address of the person who is to serve as a director until the first annual meeting of stockholders or until his successor is elected and qualified is as follows:

     Steven Dinetz            9030 Woodhurst Drive
                              Dallas, Texas 75243

     SEVENTH: Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

     EIGHTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the by-laws of the Corporation.

     NINTH: No contract or transaction between the Corporation and one or more of its directors, officers or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

     TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

     I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 13th day of June, 1994.

                                        /s/  R. Jay Tabor
                                        --------------------------------------
                                        R. Jay Tabor